Exhibit 99.1

[LOGO OF MELLON BANK]

News Release

MEDIA:	ANALYSTS:	Corporate Affairs
Ken Herz	Donald J. MacLeod	One Mellon Center
(412) 234-0850	(412) 234-5601	Pittsburgh, PA 15258-0001
Ron Sommer	Andrew J. Clark
(412) 236-0082	(412) 234-4633

FOR IMMEDIATE RELEASE

MELLON’S SECOND QUARTER 2000 RESULTS EQUAL RECORD
— Core business sectors earnings per share contribution increased 21% —

PITTSBURGH, July 18, 2000—Mellon Financial Corporation (NYSE: MEL) today announced second quarter 2000 diluted earnings per share of 50 cents, an increase of 11 percent compared with 45 cents per share, on an operating basis, in the second quarter of 1999, equaling the record reached last quarter. Earnings per share increased 11 percent despite the impact of the previously-disclosed expiration of a long-term mutual fund administration contract with a third party. Core business sectors earnings per share contribution, which excludes the revenues and related expenses from this contract as well as the impact of divestitures, and real estate workout and other activity from both periods, increased 21 percent.
Financial Highlights	Quarter ended			Six months ended
(dollar amounts in millions, except per share	June 30,	March 31,	June 30,	June 30,	June 30,
amounts; returns are annualized)	2000	2000	1999	2000	1999

Operating results (a):
Diluted earnings per share	$.50	$.50	$.45	$1.00	$.88
Net income	$247	$253	$236	$500	$467
Return on equity	26.2%	26.0%	21.4%	26.1%	21.2%
Return on assets	2.12%	2.15%	1.90%	2.14%	1.87%

Cash operating results (a):
Diluted earnings per share	$.56	$.56	$.50	$1.12	$.99
Net income	$274	$282	$266	$556	$526
Return on equity	51.4%	51.8%	41.1%	51.6%	40.8%
Return on assets	2.44%	2.50%	2.23%	2.47%	2.19%

Reported results:
Diluted earnings per share	$.50	$.50	$.45	$1.00	$.93
Net income	$247	$253	$238	$500	$492
Return on equity	26.2%	26.0%	21.6%	26.1%	22.3%
Return on assets	2.12%	2.15%	1.92%	2.14%	1.97%

Fee revenue as a percentage of net interest and
fee revenue (FTE)	69%	70%	69%	69%	68%
Trust and investment fee revenue as a percentage
of net interest and fee revenue (FTE)	50%	50%	45%	50%	44%
Efficiency ratio excluding amortization of intangibles	59%	59%	62%	59%	62%

(a)	Operating results equaled reported results in the first and second quarters of 2000. Operating and cash operating results for the second quarter of 1999 exclude a $38 million after-tax net gain from divestitures and $36 million of nonrecurring expenses after taxes. The first quarter of 1999 excludes a $49 million after-tax net gain from divestitures and a $26 million after-tax charge for the cumulative effect of a change in accounting principle. Cash operating results exclude the after-tax impact of the amortization of goodwill and other intangibles from purchase acquisitions.

—more—

Mellon Reports Earnings
July 18, 2000

"Mellon continues to report solid quarterly operating earnings and very strong returns, demonstrating our ability to expand our leadership in high-growth businesses," said Martin G. McGuinn, Mellon chairman and chief executive officer. " Clearly, our strategy and business mix continue to produce strong results for our shareholders."

The Corporation also declared a regular quarterly common dividend of 22 cents per share. This cash dividend is payable on Aug. 15, 2000, to shareholders of record at the close of business on July 31, 2000.

Second Quarter 2000 Financial Highlights:
  Return on equity increased to 26.2 percent from 21.4 percent and return on assets increased to 2.12 percent from 1.90 percent, on an operating basis, compared to a year ago.

  Fee revenue increased 9 percent compared to a year ago, excluding the 1999 network services and mortgage banking divestitures as well as the May 2000 expiration of the long-term mutual fund administration contract with a third party, primarily due to a 12 percent increase in trust and investment fee revenue.

  Assets under management grew to $521 billion with assets under management, administration or custody totaling $2.8 trillion at June 30, 2000. Assets managed by subsidiaries and affiliates outside the United States increased to $64  billion at June 30, 2000.

  Operating expenses decreased 2 percent compared with the first quarter of 2000.

  The capital ratios improved over the prior quarter-end, with the shareholders’ equity to assets ratio reaching 8.39 percent at June 30, 2000.
  A new stock repurchase program was initiated covering 25 million shares of common stock. This follows the completion of an existing repurchase program that also covered 25 million shares. Since Jan. 1, 1999, the Corporation has repurchased approximately $1.5 billion worth of its common stock, reducing shares outstanding by nearly 7 percent, net of reissuances.
  Moody’s Investors Service has upgraded its long-term ratings for Mellon Financial Corporation (from A2 to A1) and for Mellon Bank, N.A. (from A1 to Aa3). This now gives Mellon Bank double-A long-term deposit ratings from all the major credit rating agencies.

—more—

Mellon Reports Earnings
July 18, 2000

Mellon Financial Corporation is a global financial services company. Headquartered in Pittsburgh, Mellon offers a comprehensive array of banking services for individuals and corporations and is one of the world’s leading providers of asset management, trust, custody and benefits consulting services. Mellon has approximately $2.8 trillion in assets under management, administration or custody, including $521 billion under management. Its asset management companies include The Dreyfus Corporation and Newton Management Limited (U.K.).

Taped comments from Steven G. Elliott, senior vice chairman and chief financial officer, regarding second quarter 2000 earnings are available by calling (412) 236-5385 from approximately 1 p.m. EDT Tuesday, July 18, 2000, through 5 p.m. EDT on Friday, July 28, 2000. Press releases and other information about Mellon Financial Corporation and its products and services are available at www.mellon.com on the Internet. For press releases by fax, call 1 800 758-5804, identification number 552187.

Note: Detailed supplemental financial information follows.

Mellon Reports Earnings
July 18, 2000

Business Sectors

(dollar amounts in millions)	Second Quarter 2000			Second Quarter 1999

Sector	Total Revenue	Income Before Taxes	Return on Common Equity	Total Revenue	Income Before Taxes	Return on Common Equity

Managed for Growth:
Wealth Management	$110	$49	53%	$97	$38	52%
Global Investment Management	271	89	38	244	84	38
Global Investment Services	273	67	34	241	56	27

Total Growth Sectors	$654	$205	$39	$582	$178	36
Managed for Return:
Regional Consumer Banking	164	58	23	168	55	21
Specialized Commercial Banking	132	65	19	122	46	16
Large Corporate Banking	145	49	15	140	53	14

Total Return Sectors	441	172	19	430	154	17

Total Core Business Sectors	$1,095	$377	26%	$1,012	$332	23%

(dollar amounts in millions)	First Six Months 2000			First Six Months 1999

Sector	Total Revenue	Income Before Taxes	Return on Common Equity	Total Revenue	Income Before Taxes	Return on Common Equity

Managed for Growth:
Wealth Management	$214	$92	51%	$189	$72	50%
Global Investment Management	572	203	44	477	159	37
Global Investment Services	531	128	33	469	106	26

Total Growth Sectors	1,317	423	41	1,135	337	35
Managed for Return:
Regional Consumer Banking	321	107	21	327	98	19
Specialized Commercial Banking	274	133	20	253	111	19
Large Corporate Banking	280	91	14	267	96	13

Total Return Sectors	875	331	18	847	305	16

Total Core Business Sectors	$2,192	$754	26%	$1,982	$642	22%

Note: In the second quarter 2000 the Corporation announced that its jumbo residential mortgage origination business was being realigned to focus primarily on existing private client relationships. The jumbo mortgage lending results are no longer included in Wealth Management. Prior periods have been restated.

The Corporation manages its business sectors utilizing growth and return strategies. The sectors managed for growth include businesses which are predominantly fee-based in nature. The Corporation invests in these businesses for future growth. The sectors managed for return, which include the more slowly growing, traditional banking businesses, are managed to drive profitability and return on equity higher, primarily focusing on improving productivity through re-engineering and effective capital management.

Mellon Reports Earnings
July 18, 2000

Summary
	% of Revenue		% of Income Before Taxes		% of Revenue		% of Income Before Taxes

	2Q00	2Q99	2Q00	2Q99	YTD00	YTD99	YTD00	YTD99

Growth sectors	60%	57%	54%	53%	60%	57%	56%	53%
Return sectors	40%	43%	46%	47%	40%	43%	44%	47%

Total Core Business Sectors	100%	100%	100%	100%	100%	100%	100%	100%

Sectors Managed for Growth:

2Q 2000 vs. 2Q 1999			Total Revenue		Operating Expense		Income Before
			Growth		Growth		Taxes Growth

Wealth Management			14%		6%		26%
Global Investment Management			11%		14%		7%
Global Investment Services			13%		11%		20%

Total Growth Sectors			12%		11%		15%

YTD 2000 vs. YTD 1999			Total Revenue		Operating Expense		Income Before
			Growth		Growth		Taxes Growth

Wealth Management			13%		5%		26%
Global Investment Management			20%		16%		28%
Global Investment Services			13%		11%		21%

Total Growth Sectors			16%		12%		25%

The Corporation’s growth sectors continued to show strong growth in revenue and income before taxes for the second quarter and first six months of 2000. Revenue for the growth sectors grew 12% and 16%, respectively, for the second quarter and first six months of 2000, while income before taxes grew 15% and 25% for the same periods.

Mellon Reports Earnings
July 18, 2000

Sectors Managed for Return:

	Pretax Operating Margin (a)		Return on Common Equity		Average Allocated Equity

(dollar amounts in millions)	2Q00	2Q99	2Q00	2Q99	2Q00	2Q99

Regional Consumer Banking	42%	41%	23%	21%	$691	$709
Specialized Commercial Banking	57%	46%	19%	16%	$982	$881
Large Corporate Banking	37%	42%	15%	14%	$1,074	$1,256

Total Return Sectors	45%	43%	19%	17%	$2,747	$2,846

(a) Excluding amortization of intangibles and trust-preferred securities expense.

	Pretax Operating Margin (a)		Return on Common Equity		Average Allocated Equity

(dollar amounts in millions)	YTD00	YTD99	YTD00	YTD99	YTD00	YTD99

Regional Consumer Banking	41%	38%	21%	19%	$696	$713
Specialized Commercial Banking	56%	52%	20%	19%	$971	$867
Large Corporate Banking	36%	40%	14%	13%	$1,091	$1,261

Total Return Sectors	44%	43%	18%	16%	$2,758	$2,841

(a) Excluding amortization of intangibles and trust-preferred securities expense.

The results in the second quarter and first six months of 2000 for the return sectors demonstrate the Corporation’s strategy of driving profitability and return on equity higher, primarily focusing on improving productivity through re-engineering and effective capital management. The pretax operating margin in the second quarter of 2000 was 45%, up from 43% in the second quarter of 1999. The Corporation also continues to aggressively manage capital levels in the return sectors. Average allocated equity decreased $99 million in the second quarter of 2000, and the return on common equity increased to 19%, up 200 basis points from the second quarter of 1999. The pretax operating margin for the first six months of 2000 was 44% up from 43% in the prior year period. The return on common equity of 18% for the first six months of 2000 increased 200 basis points year over year with average allocated equity down $83 million.
Earnings Per Share Contribution From Core Business Sectors

(in millions, except
per share amounts)	2Q00	2Q99	Growth	YTD00	YTD99	Growth

Net Income	$233	$203	15%	$465	$391	19%
Average Shares and
Equivalents - diluted	495.1	525.7	(6)%	498.6	$528.5	(6)%
EPS Contribution	$.47	$.39	21%	$.93	$.74	26%

Mellon Reports Earnings
July 18, 2000

Noninterest Revenue
	Quarter ended			Six months ended
(dollar amounts in millions,	June 30,	March 31,	June 30,	June 30,	June 30,
unless otherwise noted)	2000	2000	1999	2000	1999

Trust and investment fee revenue:
Investment management:
Mutual fund	$167	$166	$149	$333	$293
Private asset	77	76	73	153	144
Institutional asset	66	82	62	148	125

Total investment management fee revenue	310	324	284	634	562
Administration and custody:
Institutional trust	134	121	104	255	204
Mutual fund	35	48	45	83	87
Private asset	4	4	5	8	10

Total administration and custody fee revenue	173	173	154	346	301
Benefits consulting	63	56	61	119	117
Brokerage fees	19	25	16	44	31

Total trust and investment fee revenue	565	578	515	1,143	1,011
Cash management and deposit transaction charges	83	74	78	157	150
Foreign currency and securities trading revenue	42	51	45	93	88
Financing-related revenue	43	39	49	82	98
Equity investment revenue	17	36	7	53	30
Mortgage servicing fees	2	2	51	4	103
Other	21	18	42	39	96

Total fee and other revenue	773	798	787	1,571	1,576
Net gain from divestitures	-	-	59	-	142
Gains on sales of securities	-	-	-	-	-

Total noninterest revenue	$773	$798	$846	$1,571	$1,718

Fee revenue as a percentage of net interest and
fee revenue (FTE)	69%	70%	69%	69%	68%
Trust and investment fee revenue as a
percentage of net interest and fee revenue (FTE)	50%	50%	45%	50%	44%

Assets under management at period end (in billions)	$521	$511	$465
Assets under administration or custody at period
end (in billions)	$2,257	$2,261	$2,061

Note: Prior to the first quarter of 2000, various items, previously reported in other fee revenue, have been reclassified to mutual fund administration and custody revenue in trust and investment fee revenue, cash management and deposit transaction charges, financing-related revenue and equity investment revenue. Second quarter 1999 and six months ended June 30, 1999, have been restated and the percentages of trust and investment fee revenue to net interest and fee revenue have been recalculated. For analytical purposes, the term "fee revenue," as utilized throughout this earnings release, is defined as total noninterest revenue less gains on the sales of securities and the net gain from divestitures.

Memo:

Gross joint venture fee revenue (a)	$ 132	$ 134	$ 105	$ 266	$ 196

(a) The Corporation accounts for its interest in joint ventures under the equity method of accounting with the net results primarily recorded as either trust and investment fee revenue or other fee revenue. The gross joint venture fee revenue is not included in total noninterest revenue above.

Mellon Reports Earnings
July 18, 2000

Fee revenue

Fee revenue of $773 million in the second quarter of 2000 was impacted by the 1999 network services and mortgage banking divestitures and the previously disclosed May 2000 expiration of a long-term mutual fund administration contract with a third party. Excluding these factors, fee revenue increased 9% in the second quarter of 2000 compared with the second quarter of 1999, primarily due to a 12% increase in trust and investment fee revenue.

Fee revenue, excluding the effect of the expiration of the long-term mutual fund administration contract with a third party, decreased 2% in the second quarter of 2000 compared with the first quarter of 2000, primarily resulting from decreases in equity investment revenue, and foreign currency and securities trading revenue, as well as lower investment management performance fees, as discussed in the next paragraph.

	2nd Qtr. 2000	2nd Qtr. 2000	Six Mo. 2000
	over	over	over
Fee revenue growth (a)	2nd Qtr. 1999	1st Qtr. 2000	Six Mo. 1999

Trust and investment fee revenue growth	12%	-%	14%
Total fee revenue growth	9%	(2)%	11%

(a)	Excluding the effect of divestitures and the expiration of the long-term mutual fund administration contract with a third party.

Investment management fee revenue increased $26 million, or 9%, in the second quarter of 2000, compared with the second quarter of 1999. Investment management fee revenue increased $72 million, or 13%, in the first six months of 2000, compared with the first six months of 1999. The increase in the second quarter of 2000 compared to the second quarter of 1999 resulted from an $18 million, or 11%, increase in mutual fund management revenue; a $4 million, or 7%, increase in institutional asset management revenue; and a $4 million, or 5%, increase in private asset management revenue. These increases resulted from net new business and an increase in the market value of assets under management. The $16 million decrease in institutional asset management revenue in the second quarter of 2000, compared with the first quarter of 2000, primarily resulted from a $14 million lower level of investment management performance fees. The measurement period for these fees is generally annually with revenue recorded in the fourth and first quarters each year.

The average net assets of proprietary mutual funds managed in the second quarter of 2000 were $136 billion, up $10 billion, or 8%, from $126 billion in the second quarter of 1999 and down $1 billion, or less than 1%, from $137  billion in the first quarter of 2000. The increase resulted from increases in average net assets of equity funds. Proprietary equity funds averaged $56 billion in the second quarter of 2000, compared with $44 billion in the second quarter of 1999.

Administration and custody fee revenue increased $19 million, or 13%, in the second quarter of 2000 compared with the second quarter of 1999. Administration and custody fee revenue increased $45 million, or 15%, in the first six months of 2000 compared to the first six months of 1999. The increase in the second quarter of 2000 compared to the second quarter of 1999 primarily resulted from a $30 million, or 29%, increase in institutional trust and custody revenue resulting from net new business and an $8 million increase in securities lending revenue. The results of joint ventures are accounted for under the equity

Mellon Reports Earnings
July 18, 2000

method of accounting, which reports the Corporation's share of the results of the joint ventures on a net basis, rather than reporting the revenues and expenses separately. Including the institutional trust and custody gross revenue generated by joint ventures, institutional trust and custody revenue increased $38 million, or 21%, compared with the second quarter of 1999.

The $10 million, or 23%, decrease in mutual fund administration and custody fee revenue in the second quarter of 2000 compared with the second quarter of 1999 was due to the expiration of the long-term mutual fund administration contract with a third party in May 2000. Fees from this contract totaled approximately $13 million pre-tax, or $.015 per common share, in the second quarter through May 2000, when the contract expired. Fees from this contract totaled approximately $22 million pre-tax, or $.03 per common share, in the second quarter of 1999 and approximately $24 million pre-tax, or $.03 per common share, in the first quarter of 2000.

Benefits consulting fees generated by Buck Consultants increased $2 million, or 2%, in the second quarter of 2000, compared with the second quarter of 1999. The increase primarily resulted from net new business and increased project activity with existing clients partially offset by the impact of the contribution of pre-existing business to joint ventures. The increase compared with the first quarter of 2000 primarily reflects the seasonal nature of many consulting services with the first quarter of the year generally having the lowest level of billable hours.

The $3 million, or 25%, increase in brokerage fees in the second quarter of 2000 compared to the prior-year period primarily resulted from higher trading volumes in the active equities markets. Dreyfus Brokerage Services, Inc. averaged approximately 13,200 trades per day in the second quarter of 2000, compared with approximately 16,500 trades per day in the first quarter of 2000 and approximately 9,800 trades per day in the second quarter of 1999.

Cash management and deposit transaction charges increased $5 million, or 6%, in the second quarter of 2000, compared with the prior-year period, while foreign currency and securities trading revenue decreased $3 million, or 8%, in the second quarter of 2000, compared with the prior-year period. Foreign currency and securities trading revenue decreased $9 million in the second quarter of 2000 compared with a record level in the first quarter of 2000 due to less favorable market conditions.

Financing-related and equity investment revenue totaled $60 million in the second quarter of 2000 compared with $75 million in the first quarter of 2000, and $56 million in the second quarter of 1999. Financing-related revenue primarily includes loan commitment fees; letters of credit and acceptance fees; loan securitization revenue; gains or losses on loan securitizations and sales; and gains or losses on lease residuals. Financing-related revenue decreased $6 million in the second quarter of 2000 compared with the second quarter of 1999, due in part to lower gains on loan securitizations and loan sales. Equity investment revenue, which includes gains and losses on venture capital investments, increased $10 million in the second quarter of 2000 compared with the second quarter of 1999, but decreased $19 million compared with the first quarter of 2000.

The $2 million of mortgage servicing fees in the second quarter of 2000 relates to the servicing of jumbo mortgages, which were retained by the Corporation following the 1999 divestiture of the mortgage businesses.

Other revenue decreased $21 million in the second quarter of 2000 compared with the prior-year period. The decrease primarily related to the June 1999 divestiture of the network services transaction processing

Mellon Reports Earnings
July 18, 2000

unit as well as lower gains on the sale of assets. The network services business generated $14 million of fee revenue in the second quarter of 1999.

Fee revenue for the first six months of 2000 totaled $1.571 billion, a $5 million decrease compared with $1.576 billion for the first six months of 1999. Fee revenue for the first six months of 2000 was impacted by the divestitures of the credit card business, network services transaction processing unit and the mortgage banking businesses, as well as the expiration of the long-term mutual fund administration contract with a third party. Excluding the effect of these factors, fee revenue for the first six months of 2000 increased 11% compared with the first six months of 1999, due to a 14% increase in trust and investment fee revenue.

Net gain from divestitures

In the first quarter of 1999, the Corporation recorded an $83 million pre-tax net gain from divestitures. The after-tax impact totaled $49 million or $.10 per common share. The net gain resulted from a gain on the divestiture of the credit card business, partially offset by a loss on the commercial mortgage servicing business and a write-down to reflect the estimated sale proceeds to be received for the residential mortgage business.

In the second quarter of 1999, the Corporation recorded a $59 million pre-tax net gain from divestitures. The after-tax impact totaled $38 million, or $.07 per common share. The net gain primarily resulted from a gain on the sale of the network services transaction processing unit, partially offset by an adjustment to the first quarter 1999 write-down of the residential mortgage business to reflect the estimated sales proceeds to be received. Including the $83 million pre-tax net gain from the first quarter of 1999, the pre-tax net gain from divestitures totaled $142 million for the first half of 1999.

Net Interest Revenue
	Quarter ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(dollar amounts in millions)	2000	2000	1999	2000	1999

Net interest revenue (FTE)	$352	$351	$363	$703	$734
Net interest margin (FTE)	3.86%	3.75%	3.74%	3.80%	3.76%

Average securities	$6,121	$6,155	$6,652	$6,138	$6,709
Average loans	$27,943	$29,283	$30,504	$28,613	$30,983
Average interest-earning assets	$36,497	$37,399	$39,015	$36,948	$39,410

Net interest revenue on a fully taxable equivalent basis in the second quarter of 2000 decreased $11 million compared with the second quarter of 1999, primarily resulting from the divestiture of the mortgage banking businesses. Excluding the net interest revenue generated by the mortgage banking businesses, net interest revenue increased 1% compared with the second quarter of 1999, reflecting the positive impact of interest-free funds in a rising rate environment, primarily offset by higher funding costs related to the repurchase of common stock.

Net interest revenue on a fully taxable equivalent basis decreased $31 million in the first six months of 2000 compared with the prior-year period. This decrease primarily resulted from the divestitures of the

Mellon Reports Earnings
July 18, 2000

credit card and mortgage banking businesses and higher funding costs related to the repurchase of common stock, partially offset by the positive impact of interest-free funds. Excluding the net interest revenue generated by the divested businesses, net interest revenue increased 1% compared with the first six months of 1999.

Operating Expense
	Quarter ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(dollar amounts in millions)	2000	2000	1999	2000	1999

Staff expense	$390	$397	$397	$787	$788
Professional, legal and other purchased services	70	67	73	137	144
Net occupancy expense	58	64	64	122	125
Equipment expense	38	37	63	75	104
Amortization of goodwill and other intangible assets	33	37	37	70	74
Amortization of mortgage servicing assets and
purchased credit card relationships	1	1	37	2	79
Other expense	114	116	138	230	255

Operating expense before trust-preferred securities
expense and net expense (revenue) from acquired
property	704	719	809	1,423	1,569
Trust-preferred securities expense	19	20	19	39	39
Net expense (revenue) from acquired property	1	(1)	(5)	-	(5)

Total operating expense	$724	$738	$823	$1,462	$1,603

Average full-time equivalent staff	26,000	26,000	28,700	26,000	28,900

Efficiency ratio (a)	62%	62%	65%	62%	65%
Efficiency ratio excluding amortization of goodwill
and other intangible assets	59%	59%	62%	59%	62%

(a)	Operating expense before trust-preferred securities expense, net expense (revenue) from acquired property and second quarter 1999 nonrecurring expenses, as a percentage of revenue, computed on a taxable equivalent basis, excluding the net gain on divestitures and gains on the sales of securities.

Operating expense before trust-preferred securities expense and net expense (revenue) from acquired property totaled $704 million in the second quarter of 2000, a decrease of $105 million compared with the second quarter of 1999, resulting from the 1999 network services and mortgage banking divestitures and the recording of $56 million of nonrecurring expenses in the second quarter of 1999. The nonrecurring expenses recorded in the second quarter of 1999 included a $30 million charitable contribution to the Mellon Financial Corporation Foundation, which was classified as other expense in the table above, and $26 million of expenses in connection with replacing obsolete computer equipment and closing facilities as part of Mellon's Third Century initiatives, a strategic planning process designed to drive long-term growth while continuing to produce high returns on capital. The Third Century expenses were recorded as $21 million of equipment expense and $5 million of net occupancy expense. Excluding the effect of these divestitures and of nonrecurring expenses, operating expense before trust-preferred securities expense and net expense (revenue) from acquired property increased 5% compared with the second quarter of 1999, reflecting higher staff expense as well as other expenses in support of business growth.

Mellon Reports Earnings
July 18, 2000

	2nd Qtr. 2000	2nd Qtr. 2000	Six mo. 2000
	over	over	over
Operating expense growth	2nd Qtr. 1999	1st Qtr. 2000	Six mo. 1999

Operating expense growth	5%(a)	(2)%	7%(a)

(a) Excludes the effect of divestitures and second quarter 1999 nonrecurring expenses.

Operating expense before trust-preferred securities expense and net expense (revenue) from acquired property decreased $15 million, or 2%, compared with the first quarter of 2000, primarily due to lower incentive and occupancy expense.

Operating expense before trust-preferred securities expense and net expense (revenue) from acquired property totaled $1.423 billion in the first six months of 2000 compared with $1.569 billion in the first six months of 1999. Excluding the effect of the nonrecurring expenses and divestitures, operating expense before trust-preferred securities expense and net expense (revenue) from acquired property increased 7% during the first six months of 2000 compared with the prior-year period.

Income Taxes

The Corporation's effective tax rate for the second quarter of 2000 was 36.5%, unchanged from the second quarter of 1999 excluding the effect of the net gain from divestitures and nonrecurring expenses. It is currently anticipated that the effective tax rate will be approximately the same for the remainder of 2000.
Credit Quality Expense, Net Credit Losses and Reserve for Credit Losses

	Quarter ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(dollar amounts in millions)	2000	2000	1999	2000	1999

Provision for credit losses	$10	$10	$10	$20	$25
Net expense (revenue) from acquired property	1	(1)	(5)	-	(5)

Credit quality expense	$11	$9	$5	$20	$20

Net credit (losses) recoveries:
Credit card	$ -	$ -	$ -	$ -	($10)
Other consumer credit	(3)	(3)	(4)	(6)	(8)
Commercial real estate	-	5	-	5	-
Commercial and financial	(8)	(13)	(7)	(21)	(10)

Total net credit losses	($11)	($11)	($11)	($22)	($28)

Annualized net credit losses to average loans	.15%	.15%	.13%	.15%	.18%

Reserve for credit losses at end of period	$401	$402	$409
Reserve as a percentage of total loans	1.45%	1.42%	1.34%

Mellon Reports Earnings
July 18, 2000

Nonperforming Assets

	June 30,	March 31,	Dec. 31,	June 30,
(dollar amounts in millions)	2000	2000	1999	1999

Nonperforming loans:
Consumer mortgage	$32	$38	$40	$43
Commercial real estate	8	6	6	6
Other	167	144	96	72

Total nonperforming loans	207	188	142	121
Acquired property:
Real estate acquired	13	14	15	24
Reserve for real estate acquired	(1)	(1)	(1)	(4)

Net real estate acquired	12	13	14	20
Other assets acquired	9	9	3	1

Total acquired property	21	22	17	21

Total nonperforming assets	$228	$210	$159	$142

Nonperforming loans as a percentage of total loans	.75%	.67%	.47%	.40%
Nonperforming assets as a percentage of total loans
and net acquired property	.82%	.74%	.53%	.46%

Nonperforming assets increased $18 million compared with March 31, 2000, and increased $86 million compared with June 30, 1999. The increase compared with March 31, 2000 primarily resulted from the addition of several loans to nonperforming status, partially offset by principal repayments and credit losses. The higher level of nonperforming assets, compared with June 30, 1999, primarily resulted from the addition to nonperforming status of commercial loans to a health care provider and its affiliated companies in the first quarter of 2000.

Mellon Reports Earnings
July 18, 2000

Selected Capital Data

	June 30,		March 31,	Dec. 31,	June 30,
(dollar amounts in millions, except per share amounts)	2000		2000	1999	1999

Total shareholders' equity	$3,864	(a)	$3,851	$4,016	$4,303	(a)
Total shareholders' equity to assets ratio	8.39%		8.13%	8.38%	8.77%

Tangible shareholders' equity (c)	$2,228	(b)	$2,190	$2,288	$2,498	(b)
Tangible shareholders' equity to assets ratio (d)	5.03%		4.80%	4.96%	5.29%

Tier I capital ratio	6.7%	(e)	6.49%	6.60%	6.87%
Total (Tier I plus Tier II) capital ratio	10.9%	(e)	10.61%	10.76%	11.18%
Leverage capital ratio	6.7%	(e)	6.61%	6.72%	6.70%

Book value per common share	$7.91		$7.84	$8.02	$8.37
Tangible book value per common share	$4.56		$4.46	$4.57	$4.86

Closing common stock price	$36.44		$29.50	$34.06	$36.38
Market capitalization	$17,788		$14,491	$17,052	$18,704
Common shares outstanding (000)	488,171		491,210	500,623	514,211

(a) Average total shareholders' equity for the first six months of 2000 and 1999 were $3.849 billion and $4.442 billion.
(b) Average tangible shareholders' equity for the first six months of 2000 and 1999 were $2.170 billion and $2.600 billion.
(c) Includes $77 million, $74 million, $67 million and $64 million, respectively, of minority interest, primarily related to Newton. In addition, includes $319 million, $323 million, $345 million and $368  million, respectively, of tax benefits related to tax deductible goodwill and other intangibles.
(d) Shareholders' equity plus minority interest less goodwill and other intangibles recorded in connection with purchase acquisitions divided by total assets less goodwill and other intangibles. The amount of goodwill and other intangibles subtracted from shareholders' equity and total assets is net of any tax benefit.
(e) Estimated.

Shareholders' equity at June 30, 2000, compared with the prior periods, primarily reflects common stock repurchases partially offset by earnings retention. During the second quarter of 2000, approximately 5.5 million shares of common stock were repurchased, bringing year-to-date repurchases to approximately 16.3 million shares. The 16.3 million shares repurchased in the first half of 2000 had a total purchase price of $523 million for an average share price of $32.10 per share. Of the 5.5 million shares repurchased during the second quarter of 2000, 4 million shares completed the 25 million share repurchase program that was authorized by the board of directors in September 1999. In May 2000, the board of directors authorized an additional repurchase program of up to 25 million shares of common stock to be used for general corporate purposes. Common shares outstanding at June 30, 2000 were 6.8% lower than at Dec. 31, 1998, reflecting a 35.7 million reduction over the last six quarters, net of shares reissued primarily for employee benefit plan purposes.

Average common stock and stock equivalents used in the computation of diluted earnings per share were approximately 30 million shares lower than in the second quarter of 1999, due to the repurchases. The Corporation's average level of treasury stock was approximately $975 million higher in the second quarter of 2000 compared with the second quarter of 1999. After giving effect to funding the higher level of treasury stock, valued at a short-term funding rate, the lower share count increased diluted earnings per share by approximately 3%, while ongoing business growth increased diluted earnings per share by approximately 8%, compared to second quarter 1999 operating results.

Mellon Reports Earnings
July 18, 2000

SUMMARY DATA
Mellon Financial Corporation
Five Quarter Trend
	Quarter ended
(dollar amounts in millions, except per share amounts;	June 30,		March 31,	Dec. 31,	Sept. 30,	June 30,
common shares in thousands)	2000		2000	1999	1999	1999

Selected key data

Diluted earnings per share:
Operating (a)	$.50		$.50	$.48	$.46	$.45
Cash operating (a)(b)	.56		.56	.53	.52	.50
Reported	.50		.50	.47	.45	.45

Net income:
Operating (a)	$247		$253	$245	$236	$236
Cash operating (a)(b)	274		282	274	266	266
Reported	247		253	240	231	238

Return on equity (annualized):
Operating (a)	26.2%		26.0%	23.5%	22.3%	21.4%
Cash operating (a)(b)	51.4		51.8	45.6	43.7	41.1
Reported	26.2		26.0	23.1	21.8	21.6

Return on assets (annualized):
Operating (a)	2.12%		2.15%	2.05%	1.92%	1.90%
Cash operating (a)(b)	2.44		2.50	2.38	2.25	2.23
Reported	2.12		2.15	2.01	1.87	1.92

Shareholders' equity to assets:
Reported	8.39%		8.13%	8.38%	9.00%	8.77%
Tangible (b)	5.03		4.80	4.96	5.45	5.29

Fee revenue as a percentage of net interest and
fee revenue (FTE)	69%		70%	69%	69%	69%
Trust and investment fee revenue as a percentage
of net interest and fee revenue (FTE)	50%		50%	49%	46%	45%
Efficiency ratio excluding amortization of intangibles	59%		59%	59%	61%	62%	(c)

Avererage common shares and equivalent outstanding:
Basic	489,480	(d)	496,740	505,891	511,777	518,273	(d)
Diluted	495,103	(d)	502,082	512,496	518,605	525,712	(d)

- continued -

Mellon Reports Earnings
July 18, 2000

SUMMARY DATA
Mellon Financial Corporation
Five Quarter Trend
(continued)

	Quarter ended

	June 30,		March 31,	Dec. 31,	Sept. 30,	June 30,
(dollar amounts in millions)	2000		2000	1999	1999	1999

Average balances for the quarter
Money market investments	$2,219		$1,713	$2,267	$1,463	$1,445
Trading account securities	214		248	372	403	414
Securities	6,121		6,155	6,275	6,364	6,652
Loans	27,943		29,283	29,159	30,177	30,504
Total interest-earning assets	36,497		37,399	38,073	38,407	39,015
Total assets	46,978	(e)	47,205	47,451	48,871	49,766	(e)
Total tangible assets (b)	45,257	(f)	45,419	45,640	47,012	47,878	(f)
Deposits	32,762		32,220	32,540	33,462	33,358
Total interest-bearing liabilities	30,376		31,045	31,221	31,349	31,634
Total shareholders' equity	3,793		3,905	4,133	4,212	4,417
Tangible shareholders' equity (b)	2,147		2,190	2,388	2,417	2,591

(a)	Operating results equaled reported results in the second and first quarters of 2000. The fourth and third quarters of 1999 operating and cash operating results each exclude a $5 million after-tax net loss from divestitures. The second quarter of 1999 excludes a $38 million after-tax net gain from divestitures and $36 million of nonrecurring expenses after taxes.
(b)	Excludes the after-tax impact of the amortization of goodwill and other intangibles from purchase acquisitions. In addition, the amount of goodwill and other identified intangibles subtracted from common equity and total assets is net of any tax benefit.
(c)	Also excludes $56 million pre-tax of nonrecurring expenses.
(d)	The basic average common shares and equivalents outstanding for the six months ended June 30, 2000, and June 30, 1999 were 493,110,000 and 520,846,000, respectively. The diluted average common shares and equivalents outstanding for the six months ended June 30, 2000, and June 30, 1999 were 498,559,000 and 528,516,000, respectively.
(e)	Average total assets for the six months ended June 30, 2000, and June 30, 1999, were $47.092 billion and $50.219 billion, respectively.
(f)	Average total tangible assets for the six months ended June 30, 2000, and June 30, 1999, were $45.340 billion and $48.314 billion, respectively.

Note: All calculations are based on unrounded numbers. FTE denotes presentation on a fully taxable equivalent basis.

Mellon Reports Earnings
July 18, 2000

CONDENSED CONSOLIDATED INCOME STATEMENT
Mellon Financial Corporation

	Quarter ended		Six months ended
	June 30,		June 30,

(in millions, except per share amounts)	2000	1999	2000	1999

Interest revenue
Interest and fees on loans (loan fees of $15, $15,
$29 and $31)	$563	$555	$1,128	$1,135
Federal funds sold and securities under resale agreements	17	5	30	14
Interest-bearing deposits with banks	15	9	25	18
Other money market investments	1	-	2	1
Trading account securities	4	5	8	9
Securities	104	106	207	214

Total interest revenue	704	680	1,400	1,391

Interest expense
Interest on deposits	244	207	477	428
Federal funds purchased and securities under
repurchase agreements	25	23	48	60
Other short-term borrowings	27	34	61	63
Notes and debentures	57	55	115	110

Total interest expense	353	319	701	661

Net interest revenue	351	361	699	730
Provision for credit losses	10	10	20	25

Net interest revenue after provision for credit losses	341	351	679	705

Noninterest revenue
Trust and investment fee revenue	565	515	1,143	1,011
Cash management and deposit transaction charges	83	78	157	150
Foreign currency and securities trading revenue	42	45	93	88
Financing-related revenue	43	49	82	98
Equity investment revenue	17	7	53	30
Mortgage servicing fees	2	51	4	103
Other	21	42	39	96

Total fee and other revenue	773	787	1,571	1,576
Net gain from divestitures	-	59	-	142
Gains on sales of securities	-	-	-	-

Total noninterest revenue	773	846	1,571	1,718

Operating expense
Staff expense	390	397	787	788
Professional, legal and other purchased services	70	73	137	144
Net occupancy expense	58	64	122	125
Equipment expense	38	63	75	104
Amortization of goodwill and other intangible assets	33	37	70	74
Amortization of mortgage servicing assets and purchased
credit card relationships	1	37	2	79
Other expense	114	138	230	255
Trust-preferred securities expense	19	19	39	39
Net expense (revenue) from acquired property	1	(5)	-	(5)

Total operating expense	724	823	1,462	1,603

- continued -

Mellon Reports Earnings
July 18, 2000

CONDENSED CONSOLIDATED INCOME STATEMENT
Mellon Financial Corporation
(continued)
	Quarter ended June 30,		Six months ended June 30,

(in millions, except per share amounts)	2000	1999	2000	1999

Income before income taxes and cumulative effect
of accounting change	$390	$374	$788	$820
Provision for income taxes	143	136	288	302

Income before cumulative effect of accounting change	247	238	500	518
Cumulative effect of accounting change	-	-	-	(26)

Net Income	$247	238	500	492

Earnings per share

Basic net income per share:

Income before cumulative effect of accounting change	$.50	$.45	$1.01	$.99
Cumulative effect of accounting change	-	-	-	(.05)

Net income	$.50	$.45	$1.01	$.94

Diluted net income per share:

Income before cumulative effect of accounting change	$.50	$.45	$1.00	$.98
Cumulative effect of accounting change	-	-	-	(0.05)

Net income	$.50	$.45	$1.00	$.93

Mellon Reports Earnings
July 18, 2000

CONDENSED CONSOLIDATED BALANCE SHEET
Mellon Financial Corporation
(dollar amounts in millions)	June 30, 2000	March 31, 2000	Dec. 31, 1999	June 30, 1999

Assets
Cash and due from banks	$3,580	$2,958	$3,410	$3,140
Money market investments	1,435	2,870	1,358	1,075
Trading account securities	151	139	144	318
Securities available for sale	5,160	5,055	5,159	5,241
Investment securities (approximate fair value of $1,094,
$1,140, $1,183 and $1,332)	1,110	1,153	1,197	1,330
Loans, net of unearned discount of $73, $71, $79 and $70	27,667	28,285	30,248	30,544
Reserve for credit losses	(401)	(402)	(403)	(409)

Net loans	27,266	27,883	29,845	30,135
Premises and equipment	572	572	562	552
Goodwill and other intangibles	2,032	2,058	2,140	2,237
Mortgage servicing assets	22	17	16	1,069
Other assets	4,701	4,676	4,115	3,991

Total assets	$46,029	$47,381	$47,946	$49,088

Liabilities
Deposits in domestic offices	$29,626	$30,735	$30,128	$29,574
Deposits in foreign offices	2,992	2,611	3,293	3,401
Short-term borrowings	2,456	2,936	3,650	4,765
Other liabilities	2,563	2,817	2,430	2,751
Notes and debentures (with original maturities over one year)	3,537	3,440	3,438	3,303

Total liabilities	41,174	42,539	42,939	43,794

Trust-preferred securities
Guaranteed preferred beneficial interests in
Corporation's junior subordinated deferrable interest debentures	991	991	991	991

Shareholders' equity
Common stock - $.50 par value
Authorized - 800,000,000 shares
Issued - 588,661,920 shares	294	294	294	294
Additional paid-in capital	1,806	1,793	1,788	1,765
Retained earnings	4,043	3,938	3,808	3,587
Accumulated unrealized (loss), net of tax	(146)	(151)	(135)	(90)
Treasury stock of 100,490,756; 97,452,373; 88,038,848;
and 74,450,718 shares at cost	(2,133)	(2,023)	(1,739)	(1,253)

Total shareholders' equity	3,864	3,851	4,016	4,303
Total liabilities, trust-preferred securities and
shareholders' equity	$46,029	$47,381	$47,946	$49,088

Mellon Reports Earnings
July 18, 2000

CONDENSED CONSOLIDATED INCOME STATEMENT
Mellon Financial Corporation
Five Quarter Trend

	Quarter Ended

	June 30, 2000	March 31, 2000	Dec. 31, 1999	Sept. 30, 1999	June 30, 1999
(in millions, except per share amounts)
Interest revenue
Interest and fees on loans (loan fees of
$15, $14, $14, $14 and $15)	$563	$565	$550	$553	$555
Federal funds sold and securities under resale
agreements	17	13	18	9	5
Interest-bearing deposits with banks	15	10	12	9	9
Other money market investments	1	1	1	1	-
Trading account securities	4	4	5	5	5
Securities	104	103	103	102	106

Total interest revenue	704	696	689	679	680
Interest expense
Interest on deposits	244	233	225	218	207
Federal funds purchased and securities under
repurchase agreements	25	23	20	22	23
Other short-term borrowings	27	34	34	34	34
Notes and debentures	57	58	59	56	55

Total interest expense	353	348	338	330	319

Net interest revenue	351	348	351	349	361
Provision for credit losses	10	10	10	10	10

Net interest revenue after provision for
credit losses	341	338	341	339	351
Noninterest revenue
Trust and investment fee revenue	565	578	546	517	515
Cash management and deposit transaction charges	83	74	76	78	78
Foreign currency and securities trading revenue	42	51	43	42	45
Financing-related revenue	43	39	56	39	49
Equity investment revenue	17	36	16	17	7
Mortgage servicing fees	2	2	2	48	51
Other	21	18	20	24	42

Total fee and other revenue	773	798	759	765	787
Net gain (loss) from divestitures	-	-	(7)	(8)	59
Gains on sales of securities	-	-	-	-	-

Total noninterest revenue	773	798	752	757	846
Operating expense
Staff expense	390	397	384	387	397
Professional, legal and other purchased services	70	67	73	63	73
Net occupancy expense	58	64	57	61	64
Equipment expense	38	37	42	40	63
Amortization of goodwill and other intangible assets	33	37	37	37	37
Amortization of mortgage servicing assets
and purchased credit card relationships	1	1	1	33	37
Other expense	114	116	105	95	138
Trust-preferred securities expense	19	20	20	20	19
Net expense (revenue) from acquired property	1	(1)	(4)	(5)	(5)

Total operating expense	724	738	715	731	823

Income before income taxes	390	398	378	365	374
Provision for income taxes	143	145	138	134	136

Net income	$247	$253	$240	$231	$238

Basic net income per share	$.50	$.51	$.47	$.46	$.45

Diluted net income per share	$.50	$.50	$.47	$.45	$.45